Exhibit 3.18(b)

CERTIFICATE OF MERGER

MERGING

LRP HOLDINGS LP LLC

(a Delaware Limited Liability Company)

And

LYONDELL REFINING PARTNERS, LP

(a Delaware Limited Partnership)

WITH AND INTO

LYONDELL REFINING GP, LLC

(a Delaware Limited Liability Company)

Pursuant to the Delaware Limited Liability Company Act (“DLLCA”) and the Delaware Revised Uniform Limited Partnership Act (“DLPA”), Lyondell Refining GP, LLC, a Delaware limited liability company (“Refining GP”), hereby certifies as follows:

FIRST: The name and state of domicile of each of the constituent entities to the merger is as follows:

Name	State of Domicile
LRP Holdings LP LLC	Delaware

Lyondell Refining Partners, LP	Delaware

Lyondell Refining GP, LLC	Delaware

SECOND: The Agreement and Plan of Merger dated as of December 19, 2006 among Refining GP, LRP Holdings LP LLC, a Delaware limited liability company (“LRP”) and Lyondell Refining Partners, LP, a Delaware limited partnership (“the Partnership”) has been approved, adopted, certified, executed and acknowledged, in accordance with the provisions of Section 18-209 of the DLLCA and Section 17-211 of the DLPA.

THIRD: The name of the surviving entity is Lyondell Refining GP, LLC (“Surviving Entity”), and it will continue in existence under the laws of the State of Delaware.

FOURTH: The merger shall become effective at 12:01 a.m. Eastern Standard Time on January 1, 2007 (“Effective Time of the Merger”).

FIFTH: Article One of the Certificate of Formation of Lyondell Refining GP, LLC shall be amended at the Effective Time of the Merger to state, in its entirety, as follows:

“Article One”

The name of the Delaware limited liability company formed hereby is Lyondell Refining LLC.”

That the Certificate of Formation, as so amended, will become and thereafter remain, until changed in accordance with applicable law, the Certificate of Formation of the Surviving Entity.

SIXTH: The Agreement and Plan of Merger is on file at Two Greenville Crossing, 4001 Kennett Pike, Suite 238, Greenville, Delaware 19807, a place of business of the Surviving Entity.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any member of Lyondell Refining GP, LLC, or LRP Holdings LP LLC, or any partner of Lyondell Refining Partners, LP.

IN WITNESS WHEREOF, each of the undersigned has caused this Certificate of Merger to be executed on its behalf on December 19, 2006.

LYONDELL REFINING GP, LLC

By:	/s/ Francis P. McGrail
Francis P. McGrail
President

LYONDELL REFINING PARTNERS, LP

By:	Lyondell Refining GP, LLC its Sole General Partner

By:	/s/ Francis P. McGrail
Francis P. McGrail
President

LRP HOLDINGS LP LLC

By:	Lyondell Chemical Company
Its Sole Member

By:	/s/ Gerald A. O’Brien, Vice President
Gerald A. O’Brien
Vice President and Deputy General Counsel